UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2015, the Executive Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2014 Long-Term Incentive Plan:

	Stock Appreciation Rights	Restricted Stock Units	Performance Contingent Restricted Stock Unit Awards
Name			Threshold	Target	Maximum
M. J. Sanders	139,890	21,616	23,532	47,063	94,126
J. M. Colyer, Jr.	49,188	7,601	8,274	16,548	33,096
R. C. Tiede	47,811	7,388	8,043	16,085	32,170
B. L. Saunders	40,537	6,264	6,819	13,638	27,276
R. H. Coker	17,656	2,729	2,970	5,940	11,880
All other officers	114,979	17,770	19,342	38,684	77,368

Stock Settled Appreciation Rights
Stock settled appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price after shares have vested. The material terms and conditions are as follows:

Grant Features

Grant Type:	Stock Settled Appreciation Rights

SAR Price:	Fair Market Value on February 11, 2015 (Closing price on the New York Stock Exchange)

Exercise Term:	10 years from date of grant; expiration date February 11, 2025.

Vesting:
One third vested on February 11, 2016, 1/3 vested on February 11, 2017, and 1/3 vested on February 11, 2018. Unvested SARs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SARs will immediately vest upon the date of termination.

Clawback Policy:
Pursuant to the Company’s Incentive Compensation Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Company's Executive Compensation Committee (the "Committee") will review all awards or payments of any of any form of bonus or incentive-based compensation made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to the Company's having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Exercise Period at Termination

Death:	Longer of remaining term of SAR or one year.

Disability:	Shorter of remaining term of SAR or one year from termination following total disability.

Retirement:
Shorter of remaining term of SAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SAR or one year from an involuntary (or good reason) termination within two years of a Change in Control

Restricted Stock Units
Restricted stock units (“RSUs”) provide executive officers and other key management employees the right to receive full-value shares of the Company’s common stock equal on the date that the awards vest. The material terms and conditions are as follows:

Grant Features

Grant Type:	Restricted Stock Units

Vesting:
One third vested on February 11, 2016, 1/3 vested on February 11, 2017, and 1/3 vested on February 11, 2018. Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested RSUs will immediately vest upon the date of termination.

Clawback Policy:
Pursuant to the Company’s Incentive Compensation Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Company's Executive Compensation Committee (the "Committee") will review all awards or payments of any of any form of bonus or incentive-based compensation made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to the Company's having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested RSUs. The number of RSUs will be adjusted for stock dividends and stock splits.

Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2015 grants of performance contingent restricted stock units (“PCSUs”) are as follows:

Grant Date:	February 11, 2015

Performance Cycle:	January 1, 2015 through December 31, 2017

Vesting:	Goals will be established for three levels of performance: acceptable, superior and outstanding
• 200% of target shares vest if outstanding (maximum) performance is achieved after three years
• 100% of target shares vest if superior (target) performance is achieved after three years
• 50% of target shares vest if acceptable (threshold) performance is achieved after three years
• If performance levels fall below threshold achievement, participants forfeit awards for that performance period.

Measures:	Cumulative base earnings per share ("BEPS")
(as adjusted to exclude certain items) 40% weighting
Average RONAE 60% weighting

Change in Control:
Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis if the Change in Control occurs during the 3-year Performance Period. A lump sum payment equal to the aggregate Fair Market Value of the PCSU (using the weighted average stock price on the last trading day immediately preceding the Change in Control) will be issued to the participant, within 30 days following the Change in Control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m) as described below. In such event, payment of the PCSUs will be paid out at the earliest permitted under Code section 409A (and in accordance with any deferral elections previously made).

Termination of Employment:	Except as provided below, no PCSUs will vest if an individual is not employed by Sonoco at the end of the performance period (December 31, 2017).

In the event of involuntary termination, for reasons other than due to death or disability, the participant will forfeit all unvested PCSUs. If the participant leaves for death, disability, or retirement during the three-year performance period, the participant will be entitled to a settlement of any PCSUs that would otherwise vest at the end of the three-year performance period on a prorated basis equal to the time employed. The PCSUs to be vested will be calculated on the date of such termination. Participants who leave the company for other reasons will forfeit all awards. Any vested PCSUs that were not subject to a deferral election (or subject to a mandatory deferral on account of Code Section 162(m) as described below) will be settled at the regular time.

Clawback Policy:
Pursuant to the Company’s Incentive Compensation Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Company's Executive Compensation Committee (the "Committee") will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to the Company's having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Performance Measures
The financial performance measures used to determine the amount of performance units vested are cumulative base earnings per share (as adjusted to exclude certain items) (“BEPS1”) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.
The targets for the January 1, 2015 through December 31, 2017 performance cycle are as follows:

	Threshold Vesting	Target Vesting	Maximum Vesting
Three-Year Cumulative BEPS[2]	$7.85	$8.44	$9.00
Average Three-Year RONAE[3]	10.09%	10.42%	10.72%

¹
BEPS represents the Company's diluted earnings per share under U.S. GAAP adjusted to exclude the after-tax impact of restructuring and restructuring-related asset impairment charges, acquisition-related costs, excess property insurance recoveries, environmental charges, and certain other items, if any, the exclusion of which management believes improves the comparability and analysis of the underlying financial performance of the business. Measurement of the achieved three-year cumulative BEPS performance level will exclude the effect of non-service cost related changes in pension and postretirement benefit plan expense from 2015 levels.

[2]	The starting point for this performance measure is 2014's BEPS of $2.54.

[3]
Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.1% for every $100 Million of acquisition investment multiplied by the percentage of time remaining in the three-year performance cycle as of the date of the acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 17, 2015	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer